SECURITY AGREEMENT

     SECURITY AGREEMENT dated October 14, 1997 between TAKE-TWO INTERACTIVE SOFTWARE, INC. ("Borrower"), a Delaware corporation, and HW PARTNERS, L.P., as agent for and representative (in such capacity, "Pledgee") of Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited ("Lenders") under the Purchase Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated the date hereof between Borrower and Lenders (as the same may from time to time be amended, modified or supplemented, the "Purchase Agreement"), Borrower has issued to Lenders its Convertible Notes dated the date hereof (the "Notes") in the aggregate principal amount of $4,200,000 payable by Borrower to the order of Lenders; and

     WHEREAS, Lenders are willing to purchase the Notes but only upon the condition, among others, that Borrower shall have executed and delivered to Pledgee this Security Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Account Debtor" shall mean any "account debtor," as such term is defined in Section 9-105 of the UCC.

          "Accounts"  shall  mean any  "account,"  as such  term is  defined  in
     Section 9-106 of the UCC, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade names, styles or divisions thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods, and all of Borrower's


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     rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Borrower under the Contracts and all contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing, to the extent any of the foregoing are related to or arise out of sales or distribution of Products by Borrower.

          "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

          "Contracts" shall mean all contracts, undertakings, or other agreements in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, to the extent any of the foregoing are related to or arise out of sales or distribution of Products by Borrower. As used in this Security Agreement, "Contracts" shall include, without limitation, the Letters of Credit.

          "Documents"  shall  mean any  "documents"  as such term is  defined in
     Section 9-105 of the UCC, now owned or hereafter acquired by Borrower, to the extent any of the foregoing are related to or arise out of sales or distribution of Products by Borrower.

          "General Intangibles" shall mean any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any Contract, all customer lists, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records now owned or hereafter acquired by Borrower, goodwill and rights of indemnification, to the extent any of the foregoing are related to or arise out of sales or distribution of Products by Borrower.

          "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Lockbox Account" shall mean any lockbox account established pursuant to Section 3.9 of the Purchase Agreement.



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          "Letters  of Credit"  shall mean all  letters  of credit  under  which
     Borrower  is  a  beneficiary,   issued  in  connection  with  the  sale  or
     distribution of Products, now existing or hereafter arising, including without limitation the letters of credit listed on Schedule I hereto, and all amendments, renewals, modifications, restatements and extensions of such letters of credit, in an aggregate amount not to exceed the principal amount due and owing under the Convertible Notes outstanding at any time.

          "Permitted Junior Liens" shall mean the security interests granted by Borrower to secure payment of the National Bank of Canada Debt and the Citibank Debt, provided that such security interests have been subordinated to the security interests granted to Pledgee and Lenders under this Security Agreement in a manner reasonably satisfactory to Pledgee.

          "Proceeds" shall mean "proceeds," (as such term is defined in Section 9-306 of the UCC) and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and
     (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Secured Obligations" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Secured Parties under the Purchase Agreement, the Notes and the other Financing Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Secured Parties under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Pledgee or Secured Parties in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i),
     (ii), (iii) and (iv) above.

          "Secured Parties" means each of the Lenders and any subsequent holders of the Notes.

          "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect of the date such reference becomes operative.



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          "UCC" shall mean the  Uniform  Commercial  Code as the same may,  from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce Lenders to enter into the Purchase Agreement and to purchase the Notes in accordance with the terms thereof, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Pledgee (on behalf of and as agent for Secured Parties) and Secured Parties, and hereby grants to Pledgee (on behalf of and as agent for Secured Parties) and Secured Parties a security interest in, all of Borrower's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

          (i) all Letters of Credit, including without limitation all Letters of Credit delivered to Lender pursuant to Section 3.9 of the Purchase Agreement;

          (ii) all Accounts of Borrower;

          (iii) all Contracts of Borrower;

          (iv) all Documents of Borrower;

          (v)  all General Intangibles of Borrower;

          (vi) all rights of Borrower in and to the Lockbox Account and all amounts deposited therein; and

         (vii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and product of each of the foregoing.

     3. Rights of Pledgee; Limitations on Pledgee's Obligations.

     (a) It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Borrower shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Pledgee and Secured Parties shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to


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Pledgee and  Secured  Parties of a security  interest  therein or the receipt by
Pledgee or any Secured Party of any payment relating to any Contract pursuant hereto, nor shall Pledgee or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


     (b) Pledgee authorizes Borrower to collect its Accounts provided that such collection is performed in a prudent and businesslike manner, and Pledgee may, after the earlier to occur of (x) January 1, 1998 or (y) the occurrence of an Event of Default or Lockbox Event which is continuing, without notice, limit or terminate said authority at any time. After the occurrence of an Event of Default or Lockbox Event, all Proceeds of such collections, when first collected by Borrower, received in payment of any Accounts in which Pledgee and Secured Parties have been granted a security interest herein or on account of any of its Contracts in which Pledgee and Secured Parties have been granted a security interest herein, shall be promptly deposited by Borrower in precisely the form received (with all necessary endorsements) in the Lockbox Account subject to withdrawal by Pledgee only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Borrower for Pledgee and Secured Parties and shall not be commingled with Borrower's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Pledgee may at any time apply all or any part of the funds on deposit in the Lockbox Account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 8(d) hereof and any part of such funds which Pledgee elects not so to apply and deemed not required as collateral security for the Secured Obligations shall be paid over from time to time by Pledgee to Borrower. If an Event of Default has occurred and is continuing, at the request of Pledgee, Borrower shall deliver to Pledgee all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original purchase orders, invoices and shipping receipts; and, prior to the occurrence of an Event of Default, Borrower shall deliver photocopies thereof to Pledgee at its request. Borrower shall maintain the Lockbox Account in effect at all times after its establishment.

     (c) Pledgee may at any time, upon the occurrence and during the continuance of any Event of Default, after first notifying Borrower of its intention to do so, notify Account Debtors of Borrower and parties to the Contracts of Borrower that the Accounts and the right, title and interest of Borrower in and under such Contracts have been assigned to Pledgee and that payments shall be made directly to Pledgee. Upon the request of Pledgee, Borrower will so notify such Account Debtors and parties to such Contracts. After the occurrence and during the continuance of an Event of Default, Pledgee may at any time in its own name or in the name of others communicate with such Account Debtors and parties to such Contracts to verify with such Persons to Pledgee's satisfaction the existence, amount and terms of any such Accounts or Contracts.


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     (d) Upon  reasonable  prior notice to Borrower  (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Pledgee shall have the right to make test verifications of the Accounts through any medium that it considers advisable, and Borrower agrees to furnish all such assistance and information as Pledgee may reasonably require in connection therewith. Prior to the occurrence and during the continuation of an Event of Default, such verification shall be in Borrower's name. Borrower at its expense will prepare and deliver to Pledgee, upon Pledgee's request made not more often than monthly, the following reports: (i) a reconciliation of all its Accounts,
(ii) an aging of all its Accounts, (iii) trial balances, and (iv) a test verification of such Accounts as Pledgee may request.

     (e) Pledgee shall at any time (irrespective of the occurrence of any Event of Default) have the exclusive right to draw under the letters of credit listed on Schedule I hereto in accordance with their respective terms. At the request of Pledgee, Borrower shall provide to Pledgee, immediately after the same become available, any and all invoices, packing lists, bills of lading, certificates, instruments and other documents necessary in the sole judgment of Pledgee to permit or facilitate such draws.

     4. Representations and Warranties. Borrower hereby represents and warrants that:

     (a) Except for the security interest granted to Pledgee pursuant to this Security Agreement and Permitted Junior Liens, Borrower is or will be the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens, security interests or other encumbrances. No amount payable under or in connection with any of its Accounts or Contracts are evidenced by instruments which have not been delivered to Pledgee.

     (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation agreement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Borrower in favor of Pledgee pursuant to this Security Agreement or filed in connection with Permitted Junior Liens.

     (c) Upon the filing of financing statements in the form of Exhibit A hereto describing the items or types of Collateral as to which security interests may be perfected by the filing of a financing statement under the UCC in the jurisdictions listed on Schedule II hereto and the delivery to Pledgee of the original letters of credit listed on Schedule I hereto, this Security Agreement shall be effective to create and perfect a valid and continuing lien on and perfected security interest in such Collateral with respect to which a security interest may be perfected by filing or the obtaining of possession of the Collateral pursuant to the UCC in favor of Pledgee, prior to all other security interests (other than the security interests granted to Pledgee under this Security Agreement and Permitted Junior Liens), and is enforceable as such as against creditors of and purchasers from Borrower. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.


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     (d) The address of  Borrower's  principal  place of business  and the place where its records concerning the Collateral are kept is set forth on Schedule III hereto, and Borrower will not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the security interest of Pledgee in the Collateral to continue to be perfected. Borrower will not change its principal place of business or the place where its records concerning the Collateral is kept without giving 30 days prior written notice thereof to Pledgee.

     (e) The amount represented by Borrower to Pledgee from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

     (f) Each of the letters of credit listed on Schedule I hereto constitutes the legal, valid and binding obligation of the issuer thereof, enforceable against it in accordance with its terms. Borrower has taken all actions necessary to provide for the transfer to Pledgee of all its right, title and interest in, to and under the letters of credit listed on Schedule I hereto and Pledgee has the right to draw under such letters of credit in accordance with their respective terms. Such transfers are enforceable against the issuers of such letters of credit and creditors of Borrower.

     5. Covenants. Borrower covenants and agrees with Pledgee that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

     (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Pledgee, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Pledgee may reasonably deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Pledgee of any Contract held by Borrower or in which Borrower has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby and transferring Collateral to Pledgee's possession (if a security interest in such Collateral can be perfected by possession). Borrower also hereby authorizes Pledgee to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. A photocopy of this Security Agreement may be filed as a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument, such instrument shall be immediately pledged to Pledgee hereunder, and shall be duly endorsed in a manner satisfactory to Pledgee and delivered to Pledgee.

     (b) Maintenance of Records. Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. For Pledgee's further security, Borrower agrees that Pledgee shall have a special property interest in all of Borrower's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, Borrower shall deliver


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and turn over any such books and records to Pledgee or to its representatives at any time on demand of Pledgee.  Prior to the  occurrence  of an Event of Default
and  upon   reasonable   notice  from   Pledgee,   Borrower   shall  permit  any
representative of Pledgee to inspect such books and records upon reasonable notice and during normal business hours, and will provide photocopies thereof to Pledgee.

     (c) Indemnification. In any suit, proceeding or action brought by Pledgee or any Secured Party relating to any Account or Contract for any sum owing thereunder, or to enforce any provision of any Account or Contract, Borrower will save, indemnify and keep Pledgee and Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against and only against Borrower and shall not be enforceable against Pledgee or any Secured Party.

     (d) Compliance with Laws, etc. Borrower will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of Borrower's business; provided, however, that Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the reasonable opinion of Pledgee, adversely affect
Pledgee's rights hereunder or adversely affect the first priority of its security interest in the Collateral.

     (e) Payment of Obligations. Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral.

     (f) Compliance with Terms of Accounts, etc. Borrower will perform and comply with all obligations in respect of Accounts and Contracts and all other agreements to which it is a party or by which it is bound.

     (g) Limitation on Liens on Collateral. Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral except for Permitted Liens, and will defend the right, title and interest of Pledgee in and to any of Borrower's rights under the Accounts, Contracts, Documents and General Intangibles and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

     (h) Limitations on Modifications of Accounts, etc. Upon the occurrence and during the continuation of any Event of Default, Borrower will not, without Pledgee's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.


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     (i) Limitations on Disposition.  Borrower will not sell, lease, transfer or otherwise dispose of any of the Collateral except, subject to the provisions of this Agreement, for the performance of Contracts and the collection of its Accounts in the ordinary course of its business.

     (j) Further Identification of Collateral. Borrower will if so requested by Pledgee furnish to Pledgee, as often as Pledgee reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

     (k) Notices. Borrower will advise Pledgee promptly, after it learns of same, in reasonable detail, (i) of any material lien, security interest, encumbrance or claim made or asserted against any of the Collateral other than Permitted Liens, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

     (l) Right of Inspection. Upon reasonable notice to Borrower (unless an Event Default has occurred and is continuing, in which case no notice is necessary), Pledgee shall at all times have full and free access during normal business hours and upon reasonable notice to all the books and records and correspondence of Borrower, and Pledgee or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Borrower agrees to render to Pledgee, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

     (m) Continuous Perfection. Borrower will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402 of the UCC (or any other then applicable provision of the UCC) unless Borrower shall have given Pledgee at least 30 days prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Pledgee to amend such financing statement or continuation statement so that it is not seriously misleading.

     6. Pledgee's Appointment as Attorney-in-Fact.

     (a) Borrower hereby irrevocably constitutes and appoints Pledgee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Pledgee's reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Security Agreement and, without limiting the generality of the


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 9
(Take-Two Interactive Software, Inc.)

foregoing, hereby gives Pledgee the power and right, on behalf of Borrower, without notice to or assent by Borrower to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral, to access all post office boxes maintained by or for Borrower for the collection of any of the Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Pledgee for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Pledgee for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii)(A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Pledgee or as Pledgee shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in conjunction therewith, to give such discharges or releases as Pledgee may deem appropriate; (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 10
(Take-Two Interactive Software, Inc.)

               Collateral as fully and completely as though Pledgee were the absolute owner thereof for all purposes, and to do, at Pledgee's option and Borrower's expense, at any time, or from time to time, all acts and things which Pledgee reasonably deems necessary to protect, preserve or realize upon the Collateral and Pledgee's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Borrower might do.

     (b) Pledgee agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Lender pursuant to this Section 6. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

     (c) The powers conferred on Pledgee hereunder are solely to protect Pledgee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its or their own gross negligence or willful misconduct.

     (d) Borrower also authorizes Pledgee, at any time and from time to time upon the occurrence and during the continuation any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the collateral assignment of the right, title and interest of Borrower in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral reasonably requested by Pledgee.

     7. Performance by Pledgee of Borrower's Obligations. If Borrower fails to perform or comply with any of its agreements contained herein and Pledgee, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Pledgee or such Secured Party incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect under the Notes, shall be payable by Borrower to Pledgee or such Secured Party on demand and shall constitute Secured Obligations secured hereby.

     8. Remedies, Rights Upon Default.

     (a) If any or Event of Default shall occur and be continuing, Pledgee may (on behalf of and as agent for Secured Parties) exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 11
(Take-Two Interactive Software, Inc.)

the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Pledgee's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower further agrees, at Pledgee's request, to assemble the Collateral and make it available to Pledgee at places which Pledgee shall reasonably select, whether at Borrower's premises or elsewhere. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9-504 of the UCC, need Lender account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Pledgee or any Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Pledgee. Borrower agrees that the Pledgee need not give more than ten days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Borrower at its address referred to in Section 12 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Parties are entitled, Borrower also being liable for the reasonable fees of any attorneys employed by Pledgee or any Secured Party to collect such deficiency.

     (b) Borrower  also agrees to pay all costs of Pledgee and Secured  Parties,
including,   without  limitation,   reasonable   attorneys'  fees,  incurred  in
connection with the enforcement of any of its rights and remedies hereunder.

     (c) Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Pledgee in the following order of priorities:


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 12
(Take-Two Interactive Software, Inc.)

     first, to Pledgee in an amount sufficient to pay in full the expenses of Pledgee and Secured Parties in connection with such sale, disposition or other realization, including all reasonable expenses, liabilities and advances incurred or made by Pledgee in connection therewith, including, without limitation, reasonable attorney's fees;

     second, to Pledgee or Secured Parties in an amount equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

     third, to Pledgee or Secured Parties in an amount equal to any other Secured Obligations which are then unpaid; and

     finally, upon payment in full of all of the Secured Obligations, to pay to Borrower, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

     9. Limitation on Pledgee's Duty in Respect of Collateral. Pledgee shall use reasonable care with respect to the Collateral in its possession or under its control. Pledgee shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Borrower, Pledgee shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

     10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be given as set forth in Section 12.1 of the Purchase Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 13
(Take-Two Interactive Software, Inc.)

persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. No Waiver; Cumulative Remedies. Neither Pledgee nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee or any Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee or any Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgee and, where applicable, by Borrower.

     14. Successors and Assigns; Governing Law.

     (a) This Security Agreement and all obligations of Borrower hereunder shall be binding upon the successors and assigns of Borrower, and shall, together with the rights and remedies of Pledgee and Secured Parties hereunder, inure to the benefit of Pledgee and Secured Parties, all future holders of the Notes and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Pledgee and Secured Parties hereunder.

     (b) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     15. Further Indemnification. Borrower agrees to pay, and to save Pledgee and Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.


--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 14
(Take-Two Interactive Software, Inc.)

     16. Waiver of Jury Trial. BORROWER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER.

     17. Termination. Notwithstanding any other provision of any other Financing Document, at such time as (i) the entire unpaid principal balance of the Notes and all accrued interest thereon have been converted in full in accordance with
Article III of the Purchase Agreement or indefeasibly paid in full ("Payment or Conversion in Full") and (ii) all other payment obligations under the Notes and the Purchase Agreement due and owing as of the date of such Payment or Conversion in Full have been indefeasibly paid in full, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Borrower's written request, Pledgee will, at Borrower's sole cost and expense, return to Borrower such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.


                            [SIGNATURE PAGE FOLLOWS]



--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 15
(Take-Two Interactive Software, Inc.)

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                            TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                        By:  /s/  Ryan Brant
                                                  ------------------------------
                                        Name:     Ryan Brant
                                                  ------------------------------
                                        Title:    CEO
                                                  ------------------------------


Acknowledged:

HW PARTNERS, L.P., as Purchasers' Representative

By: HW Finance, L.L.C., its general partner


By:  /s/  Stuart Chasanoff
          ------------------------------
Name:     Stuart Chasanoff
          ------------------------------
Title:    Vice-President
          ------------------------------




--------------------------------------------------------------------------------
SECURITY AGREEMENT - Page 16
(Take-Two Interactive Software, Inc.)

                                   SCHEDULE I

                            LIST OF LETTERS OF CREDIT

-----------------------------------------------------------------------------------------------------------------
Letter of Credit Number                         Issuing Bank                                       Face Amount
-----------------------------------------------------------------------------------------------------------------
        30724824                American National Bank and Trust Company of Chicago                $494,274.96
-----------------------------------------------------------------------------------------------------------------
       100181521                Bank of New York                                                   $230,160.60
-----------------------------------------------------------------------------------------------------------------
       100171405                Bank of New York                                                   $1,381,973.55
-----------------------------------------------------------------------------------------------------------------
       AI1078363                Fleet Bank, N.A.                                                   $446,634.00
-----------------------------------------------------------------------------------------------------------------
      970917IM1172              Crestar Bank                                                       $460,657.48
-----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE II

                                     FILINGS

DEBTOR            JURISDICTION             FILING OFFICE
------            ------------             -------------

Borrower          New York                 UCC Filing Office
                                           State of New York
                                           Department of State
                                           162 Washington Avenue
                                           Albany, NY 12231

Borrower          New York                 New York City Register
                                           Room 202 Surrogate's Court Building
                                           31 Chambers Street
                                           New York, New York 10007

                                  SCHEDULE III

                               LOCATION OF RECORDS


               Principal Place of Business and Location of Records


                             575 Broadway, 6th Floor
                            New York, New York 10012

                                    EXHIBIT A


                           Form of Financing Statement